      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1999



                                                      REGISTRATION NO. 333-77819

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         NEXTLINK COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                            4813                           91-1738221
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)           Identification No.)

                            ------------------------

 500 108TH AVENUE N.E., SUITE 2200, BELLEVUE, WASHINGTON 98004, (425) 519-8900
  (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)
                            ------------------------

                           R. BRUCE EASTER JR., ESQ.
                       500 108TH AVENUE N.E., SUITE 2200
                           BELLEVUE, WASHINGTON 98004
                                 (425) 519-8900
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

           BRUCE R. KRAUS, ESQ.                      ROBERT E. BUCKHOLZ, ESQ.
         WILLKIE FARR & GALLAGHER                      SULLIVAN & CROMWELL
            787 SEVENTH AVENUE                           125 BROAD STREET
         NEW YORK, NEW YORK 10019                    NEW YORK, NEW YORK 10004
              (212) 728-8000                              (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                                PROPOSED
                                                         AMOUNT             PROPOSED            MAXIMUM            AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES                TO BE          MAXIMUM OFFERING       AGGREGATE          REGISTRATION
               TO BE REGISTERED(1)                     REGISTERED           PRICE(1)         OFFERING PRICE           FEE
  % Senior Notes Due 2009........................     $500,000,000            100%
  % Senior Discount Notes Due 2009...............     $432,125,000          57.854%        $  750,000,000      $   208,500(2)


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the fees and expenses payable by the Registrant in connection with this offering, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee:

SEC registration fee..............................................  $ 208,500
NASD fee..........................................................     30,500
Printing fees.....................................................    125,000
Legal fees and expenses...........................................    125,000
Accounting fees and expenses......................................     20,000
Miscellaneous fees and expenses...................................     41,000
                                                                    ---------
      Total.......................................................  $ 550,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS:


       1     Form of Underwriting Agreement.*
       3.1   Certificate of Incorporation of the Company.(1)
       3.2   By-laws of the Company.(1)
       4.1   Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. and
             United States Trust Company of New York, as trustee, relating to the 10 3/4% Senior
             Notes due 2009.(2)
       4.2   Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc.,
             NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee,
             relating to 12 1/2% Senior Notes due April 15, 2006, including form of global note.(2)
       4.3   First Supplemental Indenture, dated as of January 31, 1997, by and among the
             Company, NEXTLINK Communications, L.L.C., NEXTLINK Capital, Inc. and United States
             Trust Company of New York, as Trustee.(3)
       4.4   Indenture, dated September 25, 1997, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9 5/8% Senior Notes due 2007.(12)
       4.5   Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and
             NEXTLINK Communications, Inc., relating to the 9% Senior Notes due 2008.(5)
       4.6   Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. and
             United States Trust Company of New York, as trustee, relating to the 10 3/4% Notes due 2008.(10)
       4.7   Certificate of Designation of Powers, Preferences and Relative, Participating,
             Optional and Other Special Rights of 6 1/2% Cumulative Convertible Preferred Stock
             and Qualifications, Limitations and Restrictions Thereof.(1)
       4.9   Form of stock certificate of Class A common stock(9)
       4.10  Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and
             NEXTLINK Communications, Inc., relating to the 9.45% Senior Discount Notes due
             2008.(6)
       4.11  Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April
             25, 1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and
             United States Trust Company of New York, as Trustee.(1)
       4.12  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September
             25, 1997, by and between NEXTLINK Communications, Inc. and United States Trust
             Company of New York, as Trustee.(1)
       4.13  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3,
             1998, by and between NEXTLINK Communications, Inc. and United States Trust Company
             of New York, as Trustee.(1)
       4.14  First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1,
             1998, by and between NEXTLINK Communications, Inc. and United States Trust Company
             of New York, as Trustee.(1)
       4.15  Form of Indenture, by and among NEXTLINK Communications, Inc. and United States
             Trust Company of New York, as trustee, relating to the Company's     % Senior Notes
             due 2009.*
       4.16  Form of Indenture, by and among NEXTLINK Communications, Inc. and United States
             Trust Company of Texas, as trustee, relating to the Company's     % Senior Discount
             Notes due 2009.*
       5.1   Opinion of Willkie Farr & Gallagher.*
      10.1   Stock Option Plan of the Company, as amended.(1)
      10.2   Employee Stock Purchase Plan of the Company.(1)
      10.3   Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between the
             Company and Metromedia Fiber Network, Inc. (5)
      10.4   Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between the Company and Metromedia Fiber Network, Inc. (5)

      10.5   Agreement and Plan of Merger, dated as of January 14, 1999, among the Company, WNP
             Communications, Inc. and PCO Acquisition Corp. (7)
      10.6   NEXTBAND Interests Purchase Agreement, dated March 31, 1999, between Nextel Spectrum
             Acquisition Corp. and NEXTLINK Communications, Inc.(11)
      21     Subsidiaries of the Registrant.(5)
      23.1   Consent of Arthur Andersen LLP.
      23.2   Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit
             5.1).*
      24     Power of Attorney (included on signature pages).
      25.1   Statement of Eligibility of the Trustee on Form T-1, relating to the    % Senior
             Notes due 2009.*
      25.2   Statement of Eligibility of the Trustee on Form T-1, relating to the    % Senior
             Discount Notes due 2009.*


------------------------


*   Filed herewith.


(1) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975).

(2) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (Commission File No. 333-4603).

(3) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 33-04603 and 333-04603-01).

(4) Incorporated here by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32003).

(5) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 333-04603 and 333-04603-01).

(6) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).

(7) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on January 19, 1999 (Commission File No. 000-22939).

(8) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-71749).

(9) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32001).


(10) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-71749).


(11) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on March 31, 1999 (Commission File No. 000-22939).

(12) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File No. 333-77577).


*   Filed herewith.


    (B) FINANCIAL STATEMENT SCHEDULES: NONE.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 21st day of May, 1999.


                                NEXTLINK COMMUNICATIONS, INC.

                                By:           /s/ R. BRUCE EASTER, JR.
                                     -----------------------------------------
                                                R. Bruce Easter, Jr.
                                        VICE PRESIDENT, GENERAL COUNSEL AND
                                                     SECRETARY

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of NEXTLINK Communications, Inc., hereby severally and individually constitute and appoint Kathleen H. Iskra and
R. Bruce Easter, Jr., and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
     /s/ STEVEN W. HOOPER         Chief Executive Officer
------------------------------    (Principal Executive         May 21, 1999
       Steven W. Hooper           Officer)

      /s/ WAYNE M. PERRY
------------------------------  Vice Chairman and Director     May 21, 1999
        Wayne M. Perry

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Vice President, Chief
                                  Financial Officer and
    /s/ KATHLEEN H. ISKRA         Treasurer (Principal
------------------------------    Financial Officer and        May 21, 1999
      Kathleen H. Iskra           Principal Accounting
                                  Officer)

------------------------------  Director
        Craig O. McCaw

------------------------------  Director
       Dennis Weibling

    /s/ WILLIAM A. HOGLUND
------------------------------  Director                       May 21, 1999
      William A. Hoglund

     /s/ SHARON L. NELSON
------------------------------  Director                       May 21, 1999
       Sharon L. Nelson

    /s/ JEFFREY S. RAIKES
------------------------------  Director                       May 21, 1999
      Jeffrey S. Raikes

    /s/ GREGORY J. PARKER
------------------------------  Director                       May 21, 1999
      Gregory J. Parker

------------------------------  Director
        Nicolas Kauser